AMENDMENT NO. 2
                                    TO
                           EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement is made as of the 25th day of July, 2000, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and William E. Rowe (the "Employee").

                           W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995 as amended by Amendment No. 1 dated as of October 31, 1998 (as amended, the "Employment Agreement");

     WHEREAS, the Employee has agreed to serve as the Company's President and Chief Executive Officer; and

     WHEREAS, the Company and the Employee have agreed to certain changes in the terms of Employee's employment, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows effective November 16, 1999:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

     SECTION 2. The second paragraph of Article I, Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

      CAPACITY AND DUTIES OF EMPLOYEE. The Employee is employed by the Company to render services on behalf of the Company as President and Chief Executive Officer. As the President and Chief Executive Officer, the Employee shall perform such duties as are assigned to the individual holding such title by the Company's Bylaws and such other duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company (the "Board").

     SECTION 3. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. BONUS. (a) For fiscal years beginning November 1, 1999, the Employee shall be eligible to receive an annual incentive bonus (the "Bonus") of up to $500,000 per Fiscal Year. The Bonus will be awarded based upon factors to be established annually and set forth in an annual supplement to this Agreement.


          (b) The Bonus shall be paid in cash not later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

     SECTION 4. Article II, Section 3, paragraph (b) of the Employment Agreement is hereby amended to read in its entirety as follows:

          (b) Reimbursement for membership dues, including assessments and similar charges, in one or more clubs deemed useful for business purposes in an amount not to exceed $8,000 or such additional amounts as may be approved by the Chairman of the Board;

     SECTION 5.  Article III, Section 4, paragraph (a), subsections (i) and
(ii) of the Employment Agreement are hereby amended to read in their entirety as follows:

                    (i) the assignment by the Board to the Employee of any duties or responsibilities that are inconsistent with the Employee's status, title and position as President and Chief Executive Officer;

                    (ii) any removal of the Employee from, or any failure to reappoint or reelect the Employee to, the position of President and Chief Executive Officer of the Company, except in connection with a termination of Employee's status as an employee as permitted by this Agreement;

     SECTION 6. Article VI, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. NOTICES. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

          If to the Company, to:

          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, Louisiana  70005
          Attn:  Chairman of the Board

          If to the Employee, to:

          William E. Rowe
          113 Sycamore Drive
          Metairie, LA  70005

     or such other address as to which any party hereto may have notified the other in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.


                                   STEWART ENTERPRISES, INC.


                                   By: /s/ James W. McFarland
                                       --------------------------------
                                        James W. McFarland
                                        Compensation Committee Chairman


                                   EMPLOYEE:

                                      /s/ William E. Rowe
                                      ----------------------------------
                                             William E. Rowe